Exhibit 99.1

Mellanox Announces Agreement with Starboard

Jack Lazar, Jon Olson and Greg Waters to Join the Board of Directors

Starboard Receives a Board Appointment Right for a Direct Representative if Mellanox Misses Certain

Operating Performance Thresholds in 2018 and 2019

Starboard Agrees to Support All Mellanox Nominees at 2018 Annual Meeting

SUNNYVALE, CA. and YOKNEAM, ISRAEL – June 19, 2018 – Mellanox Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end smart interconnect solutions for data center servers and storage systems, today announced that it has entered into an agreement with Starboard Value LP and its affiliates (“Starboard”) regarding the membership and composition of Mellanox’s Board of Directors among other things.

Under the terms of the agreement, Jon Olson and Greg Waters, independent directors recommended by Starboard, and Jack Lazar, an independent director mutually agreed upon by Mellanox and Starboard, have been appointed to the Mellanox Board, effective immediately. In connection with today’s agreement, Dov Baharav, Shai Cohen and Tom Riordan have stepped down from the Board. In addition, Thom Weatherford has agreed to serve as Chair of the audit committee until March 2, 2019, at which time he will step down from the Board. The agreement also provides Starboard the right to appoint a direct representative to the Board if certain operating performance thresholds are not met for FY2018 or certain last twelve months (“LTM”) periods during FY2019.

“We are pleased to have reached this agreement with Starboard and welcome the new directors to the Mellanox Board,” said Irwin Federman, Chairman of the Board. “Jack, Jon and Greg will bring valuable experience and perspectives to the Board, and we look forward to working closely with them to create further value for shareholders. Along with the work being performed by PwC, these new directors will help to enhance our continued focus on generating above market revenue growth with significantly improved profitability.”

Eyal Waldman, President and Chief Executive Officer, said, “Today’s announcement reflects our ongoing commitment to creating value for shareholders. Mellanox has leading positions in many of the key markets in which we operate, including InfiniBand® and Ethernet, and I look forward to working together with Jack, Jon, and Greg, along with the rest of the Board, to ensure that Mellanox continues to build on its strong financial performance. We remain fully focused on executing our deliberate investment strategy to continue achieving operational excellence, building on our strong momentum and capitalizing on the significant market opportunities ahead for Mellanox.”

Peter Feld, Managing Member of Starboard, said, “We are pleased to have worked constructively with the Board and management team to reach this solution. Mellanox is an outstanding company with great potential for future growth and significantly higher profitability. We are confident that the new Board will provide effective governance and oversight, and we look forward to a continuation of improved results on the top and bottom line.”

“We would like to thank Dov, Shai, Tom, and Thom for their years of service to Mellanox,” Mr. Federman and Mr. Waldman added. “The Company and Board have benefited greatly from their valuable insights, guidance, support and contributions to management and the Company. They played a significant role in the value Mellanox created for our shareholders, employees, customers and vendors, and we wish them all the best. We are also grateful that Thom has agreed to serve as chair of the audit committee through next March, providing continuity while we continue our search for a permanent CFO.”

Following Mr. Weatherford’s resignation, five of the ten continuing directors will have been appointed since early 2018. In addition, pursuant to the agreement, Umesh Padval, who joined the Board in February 2018, will become Chair of the compensation committee, and the Board plans to implement additional changes to committee structure, composition and leadership.

As part of the agreement, Starboard, which beneficially owns approximately 10.5% of Mellanox’s outstanding shares, will withdraw its slate of directors and vote all of its shares in favor of each of Mellanox’s Board nominees at the Company’s upcoming Annual Meeting of Shareholders (“Annual General Meeting”), to be held on July 25, 2018.

Starboard will also be subject to certain customary standstill provisions for a period ending prior to the 2019 Annual General Meeting or, if Starboard does not nominate directors for election at the 2019 Annual General Meeting, for a period ending prior to the 2020 Annual General Meeting.

The full agreement between Mellanox and Starboard will be filed on a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

J.P. Morgan Securities LLC and Credit Suisse are acting as financial advisors to Mellanox, and Latham & Watkins LLP and Herzog Fox & Neeman are acting as legal counsel.

About Jack R. Lazar

Mr. Lazar is currently an independent business consultant and has served on the Board of Directors at Silicon Laboratories, Inc. (SLAB) since April 2013 and Quantenna Communications, Inc. (QTNA) since July 2016. Mr. Lazar also served on the Board of Directors of TubeMogul, Inc., an enterprise software company for digital branding, from October 2013 to December 2016 when it was acquired by Adobe Systems Incorporated. From January 2014 until March 2016, he served as Chief Financial Officer and Principal Financial and Accounting Officer at GoPro, Inc., a provider of wearable and mountable capture devices, where he completed its 2014 IPO. From January 2013 to January 2014 he served as an independent business consultant. From May 2011 to January 2013, Mr. Lazar was Senior Vice President, Corporate Development and General Manager at Qualcomm Atheros, a developer of communications semiconductor solutions. Mr. Lazar served in a variety of positions at Atheros Communications, Inc. from September 2003 until it was acquired by Qualcomm in May 2011. Most recently, he served as Atheros’ Chief Financial Officer and Senior Vice President of Corporate Development. During his tenure at Atheros, the company completed its IPO. Mr. Lazar is a certified public accountant and holds a B.S. in commerce with an emphasis in accounting from Santa Clara University.

About Jon A. Olson

Mr. Olson has served as an advisor to HomeUnion, Inc., a leading online investment management platform dedicated to the residential real estate market, a position he has held since August 2016. Mr. Olson previously served as the chief financial officer of Xilinx, Inc., a leading provider of programmable semiconductor platforms (“Xilinx”), from June 2005 until his retirement in May 2016. While serving as chief financial officer, he also held a variety of other senior management positions at Xilinx, including most recently as executive vice president from May 2014 to July 2016 and prior to that, as senior vice president of finance from August 2006 to May 2014 and vice president of finance from June 2005 to August 2006. Prior to joining Xilinx, Mr. Olson spent more than 25 years at Intel Corp., serving in a variety of positions from 1979 to 2005, including as vice president of finance and enterprise services, and director of finance. Mr. Olson also previously served as a member of the board of directors of InvenSense, Inc., a leading provider of MEMS sensor platforms, from October 2011 until it was acquired by TDK Corporation in May 2017. Mr. Olson holds a B.S. in Accounting from Indiana University Bloomington and an M.B.A. in Finance from Santa Clara University.

About Gregory L. Waters

Mr. Waters has served as the president and CEO and a member of the board of directors of Integrated Device Technology, Inc., a company that designs, manufactures, and markets low-power, high-performance analog mixed-signal semiconductor solutions for the advanced communications, computing, and consumer industries, since January 2014. Prior to that, he served as executive vice president and general manager of front-end solutions at Skyworks Solutions, Inc., a manufacturer of semiconductors for use in radio frequency and mobile communications systems (“Skyworks”), from 2003 to December 2012, where he led the company’s wireless businesses to a decisive industry leadership position. Before Skyworks, Mr. Waters served as senior vice president of strategy and business development at Agere Systems Inc., an integrated circuit components company (“Agere”), where his responsibilities included M&A and IP licensing and where he played a key role in the company’s IPO. Mr. Waters joined Agere in 1998, having served in various other capacities, including as vice president of the wireless communications business and vice president of the broadband communications business. Mr. Waters began his career at Texas Instruments Inc., a technology company that designs and manufactures semiconductors and various integrated circuits, and served in a variety of management positions in sales, customer design centers, and product line management. Mr. Waters currently serves on the board of directors of Semiconductor Industry Association (“SIA”), a trade association and lobbying group that represents the United States semiconductor industry. Mr. Waters has a B.S. in Engineering from the University of Vermont and an M.S. in Computer Science from Northeastern University, with a specialization in Artificial Intelligence.

About Mellanox

Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end InfiniBand and Ethernet smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on Mellanox’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by Mellanox. Mellanox undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Mellanox’s business, particularly those mentioned in the risk factors in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Important Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of proxies in connection with the matters to be considered at the 2018 Annual General Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in amendment no. 2 to the Company’s preliminary proxy statement for the 2018 Annual General Meeting, filed with the SEC on June 4, 2018 and reports filed by the Company and Forms 3 and Forms 4 filed by the Company’s executive officers and directors with the SEC after June 4, 2018. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’ s definitive proxy statement for its 2018 Annual General Meeting, including the schedules and appendices thereto.

The Company intends to furnish its definitive proxy statement and proxy card for the 2018 Annual General Meeting to each shareholder entitled to delivery of a proxy, and intends to file such definitive proxy statement and proxy card with the SEC. THE COMPANY URGES ITS SHAREHOLDERS TO CAREFULLY READ SUCH DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS THERETO), ACCOMPANYING PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the definitive proxy statement, any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge at ir.mellanox.com/sec.cfm or by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc. at mlnxproxy@mackenziepartners.com.

CONTACTS

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko, Jeff Kauth, Kaitlin Kikalo

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Israel PR Contact

Galai Communications Public Relations

Jonathan Wolf, +972 3-613-52-84

yoni@galaipr.com

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Israel IR Contact

Gelbart Kahana Investor Relations

Emanuel Kahana, +972 3-607-47-17

mano@gk-biz.com

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Additional IR Contact

MacKenzie Partners, Inc.

Bob Marese, John Bryan

+1-212-929-5405 / +1-212-929-5735

bmarese@mackenziepartners.com / jbryan@mackenziepartners.com